UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2004

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Trinity Industries, Inc. (the "Company") hereby files this Form 8-K for the purpose of updating the description of its capital stock, for which this Form 8-K will be incorporated by reference into any of the Company’s registration statements on Form S-3, S-4 or S-8 (or applicable successor forms) to be filed by the Company in the future, until such capital stock description is subsequently amended or modified and included in a document filed by the Company with the United State Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

DESCRIPTION OF CAPITAL STOCK

General

The Company is authorized to issue 101,500,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $1.00 per share, and 1,500,000 shares of preferred stock, no par value per share, of which 1,000,000 shares of Series A Junior Participating Preferred Stock are authorized and 600 shares of Series B Redeemable Convertible Preferred Stock are authorized.

Common Stock

As of October 29, 2004, we had 47,557,191 shares of common stock outstanding. As of that date, there were approximately 1,597 holders of record of the outstanding shares of common stock. The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders. The holders of our common stock possess all voting power, except as otherwise required by law or provided in any resolution adopted by our board of directors regarding any series of preferred stock. Subject to any preferential or other rights of any outstanding series of our preferred stock that may be designated by our board, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board from available funds and upon liquidation will be entitled to receive pro rata all of our assets available for distribution to the holders. The common stock has no subscription, redemption, conversion or preemptive rights. All shares of common stock are fully paid and nonassessable.

Preferred Stock

As of November 30, 2004, there were no shares of our Series A Junior Participating Preferred Stock outstanding and there were 600 shares of our Series B Redeemable Convertible Preferred Stock outstanding. Under our certificate of incorporation, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series of preferred stock other than the already existing Series A Junior Participating Preferred Stock and Series B Redeemable Convertible Preferred Stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

• the number of shares constituting each class or series;
• voting rights;
• rights and terms of redemption, including any sinking fund provisions;
• dividend rights and rates;
• dissolution;
• terms concerning the distribution of assets;
• conversion or exchange terms;
• redemption prices; and
• liquidation preferences.

Series B Redeemable Convertible Preferred Stock

The following statements are brief summaries of certain provisions relating to our outstanding shares of Series B Redeemable Convertible Preferred Stock:

Ranking

The Series B preferred stock ranks, with respect to dividend rights and rights upon liquidation, winding up or dissolution:

• junior to all of our existing and future debt obligations;

• on parity with each class or series of our capital stock that has terms providing that such class or series will rank on a parity with our Series B preferred stock; and

• senior to our Series A Junior Participating Preferred Stock, our common stock and each class or series of our capital stock that has terms providing that such class or series will rank junior to our Series B preferred stock.

Dividends

The holders of the shares of Series B preferred stock are entitled to receive cumulative dividends at the annual rate of 4.5% of the liquidation preference per share of Series B preferred stock. Dividends are payable semiannually on July 1 and January 1 of each year. Dividends will accrue and will be cumulative from the date we initially issue the Series B preferred stock to the date on which Series B preferred stock is converted or redeemed, as applicable. For any semi-annual dividend period in which accrued dividends are not paid in full on the dividend payment date immediately after the end of such dividend period, then on that dividend payment date such accrued and unpaid dividends will be added to the liquidation preference of the Series B preferred stock. We may pay dividends, at our option, in cash or shares of common stock valued at the then current market price.

Liquidation Preference

The liquidation preference per share of Series B preferred stock is $100,000. Upon any voluntary or involuntary liquidation, winding up or dissolution of Trinity, the holder of each share of Series B preferred stock will be entitled to payment, out of our assets available for distribution, of an amount equal to the liquidation preference per share of Series B preferred stock, plus an amount equal to all accrued and unpaid dividends on that share.

Mandatory Redemption

We will be obligated to redeem each outstanding share of Series B preferred stock on June 25, 2008, only out of funds legally available for such payment, at a redemption price equal to the liquidation preference plus the accrued and unpaid dividends for that share. We may, at our option, elect to pay the redemption price in cash or in shares of our common stock valued at 90% of the redemption market price of our common stock, or in any combination of cash and stock.

Conversion Rights

Each share of Series B preferred stock is convertible at any time before the redemption date, at the option of the holder, into that number of fully paid and nonassessable shares of our common stock equal to the liquidation preference per share of Series B preferred stock plus all accrued and unpaid dividends on that share divided by the conversion price. The initial conversion price is $22.46, subject to the adjustments more fully described in the Certificate of Designations of the Series B preferred stock. The number of shares of common stock deliverable upon conversion of a share of Series B preferred stock, commonly referred to as the "conversion rate," will initially be 4,452.

Mandatory Conversion

We may, at our option, cause all, but not less than all, of the outstanding shares of Series B preferred stock and all accrued and unpaid dividends thereon to be automatically converted into shares of common stock at the conversion price in effect on the mandatory conversion date, plus cash in lieu of any fractional shares. We may exercise this right to cause a mandatory conversion only if the quoted price of our common stock equals or exceeds 200% of the conversion price of the Series B preferred stock on each day for the ten consecutive trading days immediately prior to the date of our redemption notice.

Change of Control

If the holders of a majority of the outstanding Series B preferred stock elect, a change of control will be deemed a liquidation, winding up or dissolution.

Voting Rights

In addition to any voting rights provided by law, the holders of Series B preferred stock have the right to:

• vote on an as converted basis, on all matters voted on by the holders of common stock; and

• approve, by a two-thirds (2/3) majority and as a separate class, all matters that:

• amend, modify, alter, repeal or waive any provision of our certificate of incorporation or by-laws in any manner that adversely effects the powers, rights, preferences or privileges of the holders of the shares of Series B preferred stock; and

• increases or decreases the authorized shares of Series B preferred stock.

Restrictions Contained in the Purchase Agreement

The Purchase Agreement dated as of June 25, 2003, between Trinity and TI Investments, LLC, or the purchaser, contains some restrictions applicable to the purchaser and transferees who receive from the purchaser the Series B preferred stock and/or common stock issuable upon conversion or redemption of the Series B preferred stock, or payable as dividends on the Series B preferred stock. The following is a summary of these restrictions and does not restate these provisions in their entirety.

Each of the purchaser and transferees and their respective affiliates will be required to vote each share of the Series B preferred stock and the common stock issued upon conversion or redemption of, or payment of dividends on, the Series B preferred stock in accordance with the recommendations or direction of our board of directors including, but not limited to, elections of our directors and all matters submitted for stockholder approval that are supported by our board of directors.

Without prior written consent of our board of directors, each of the purchaser and transferees and its respective affiliates will be restricted from collectively beneficially owning more than 10% in the aggregate of our common stock.

Each of the above restrictions will expire upon the earlier of:

• December 25, 2008; or,

• only with respect to the common stock, the date common stock issued upon conversion of, or the payment of dividends on, Series B preferred stock is sold in a bona fide open market sale or a block sale, so long as no purchaser in the block sale purchases more than 500,000 shares of our common stock in any given week.

Stockholder Rights Plan

On March 11, 1999, our board of directors adopted a rights agreement and declared a dividend of one right for each share of common stock outstanding as of April 27, 1999. Each right entitles the holder to purchase one one-hundredth (1/100th) of a share of a new series of our preferred stock designated as "Series A Junior Participating Preferred Stock" at an exercise price of $200.00. Rights are only exercisable (under certain circumstances specified in our rights agreement, as amended) when there has been a distribution of the rights (and such rights are no longer redeemable by Trinity). A distribution of the rights would occur upon the earlier of: (i) ten business days following a public announcement that any person or group has acquired beneficial ownership of 12% or more of the outstanding shares of common stock, or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in any person or group acquiring beneficial ownership of 12% or more of the outstanding shares of common stock.

The rights will expire at the close of business on April 27, 2009, unless such date is extended or the rights are earlier redeemed or exchanged by Trinity. Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of Trinity, including, without limitation, no right to vote or to receive dividends.

If any person or group acquires 12% or more of the Company’s outstanding common stock, the "flip- in" provision of the rights will be triggered and the rights will entitle each holder of such rights (other than any acquiring person or group, whose rights will be null and void) to acquire a number of additional shares of our common stock having a market value of twice the exercise price of each right. In the event that we are involved in a merger or other business combination transaction, each right will entitle its holder to purchase, at the right’s then-current exercise price, a number of shares of the acquiring company’s common stock having a market value at that time of twice the rights’ exercise price.

Any of the provisions of our rights agreement may be amended by our board of directors prior to the distribution of the rights. After such distribution, the provisions of our rights agreement may be amended by our board of directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights or to shorten or lengthen any time period under our rights agreement. The foregoing notwithstanding, no amendment may be made at such time as the rights are not redeemable.

The rights agreement is intended to protect shareholders in the event of an unsolicited attempt to acquire us. The right is transferred automatically with the transfer of the common stock until separate rights certificates are distributed upon the occurrence of certain events. The rights agreement could have the effect of delaying, deferring or preventing a person from acquiring us or accomplishing a change in control of the board of directors. This description of the rights agreement is intended as a summary only and is qualified in its entirety by reference to the rights agreement dated as of March 11, 1999, as amended, between Trinity and the rights agent.

Provisions of Delaware Law That May Prevent Takeovers

The acquisition of Trinity by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors may be more difficult due to provisions of Delaware law. These provisions are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Trinity to first negotiate with us. We believe the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Trinity outweighs the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of the terms of any of these proposals.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder, unless:

• prior to the date that the person became an interested stockholder, the transaction or business combination that resulted in the person becoming an interested stockholder is approved by the board of directors;

• upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock; or

• on or after that date, the business combination is approved by our board of directors and by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with that person’s affiliates and associates, owns or within the previous three years, did own 15% or more of our voting stock.

Provisions of the Certificate of Incorporation and Bylaws That May Prevent Takeovers

Our certificate of incorporation and bylaws contain provisions that may delay, defer or prevent a change in control of Trinity and make removal of our management more difficult.

Our bylaws provide that a stockholder may nominate directors only if the stockholder delivers written notice to us not less than 60 days or more than 90 days before the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is advanced more than 30 days before or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, then we must receive the stockholder’s notice not after the later of the sixtieth day before the annual meeting or the tenth day after the day the public announcement of the date of the annual meeting is made.

Our bylaws provide that any newly created directorship resulting from an increase in the number of directors or a vacancy on the board of directors may be filled only by vote of a majority of the remaining directors then in office, even if less than a quorum. Directors elected to fill a vacancy or by reason of an increase in the number of directors will hold office until the annual meeting of stockholders at which the term to which they have been elected expires. Directors may be removed from office with or without cause and only by the affirmative vote of 50% of the then outstanding shares of stock entitled to vote on the matter.

The foregoing provisions, together with the ability of the board of directors to issue preferred stock without further stockholder action, may delay or frustrate the removal of incumbent directors or the completion of transactions that would be beneficial, in the short term, to our stockholders. The provisions may also discourage or make more difficult a merger, tender offer, other business combination or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events would be favorable to the interests of our stockholders.

The certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by law. In addition, as permitted by Delaware law and except as set forth below, the certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

• acts or omissions not in good faith for which involve intentional misconduct or a knowing violation of law;

• the payment of dividends or the redemption or purchase of stock in violation of Delaware law;

• any breach of the duty of loyalty to us or our stockholders; or

• any transaction from which the director derived an improper personal benefit.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Wachovia Bank, National Association.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

November 30, 2004	By:	MIchael G. Fortado

Name: MIchael G. Fortado
Title: Vice President and Secretary